UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Asterias Biotherapeutics, Inc.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

April 30, 2018

Dear Shareholder:

You are cordially invited to attend the 2018 Annual Meeting of Shareholders of Asterias Biotherapeutics, Inc., which will be held on June 20, 2018 at 8:30 a.m. eastern time at the offices of Dentons US LLP, at 1221 Avenue of the Americas, New York, NY 10020-1089. The meeting will be held at the 24th Floor in the Tribeca Conference Room.

If you plan on attending the Annual Meeting in person, we encourage you to email us in advance at InvestorRelations@asteriasbio.com, so that we can add your name to the list of attendees for building security purposes. You must bring valid government-issued photo identification such as a valid driver’s license or passport to be admitted to into the building, and proof of ownership of the Company’s common stock to be admitted to the Annual Meeting.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

I look forward to personally meeting all shareholders who are able to attend.

Ryan D. Chavez
Chief Financial Officer, General Counsel and Corporate Secretary

Pages
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT	1
PROPOSAL NO. 1 - ELECTION OF DIRECTORS	4
Directors and Nominees	4
Director Independence	7
Vote Required	7
Board Recommendation	8
CORPORATE GOVERNANCE	9
Directors’ Meetings	9
Process for Communicating with Board Members	9
Code of Ethics	9
Board Leadership Structure	9
The Board’s Role in Risk Management	9
Committees of the Board	10
Compensation of Directors	12
Executive Officers	13
EXECUTIVE COMPENSATION	14
SUMMARY COMPENSATION TABLE	14
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	15
Employment Agreements; Change in Control Payments	16
SECURITIES AUTHORIZED FOR ISSUANCE UNDER 2013 EQUITY INCENTIVE PLAN	17
PROPOSAL NO. 2 - APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED SERIES A COMMON STOCK FROM 75,000,000 TO 125,000,000	18
Vote Required; Effect of Abstentions and Broker Non-Votes	18
Reasons for the Articles Amendment Proposal	18
Possible Anti-Takeover Effects	19
Board Recommendation	20
PRINCIPAL STOCKHOLDERS	21
Certain Relationships and Related Transactions	23
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934	24
PROPOSAL NO. 3 - RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	25
Vote Required	25
Board Recommendation	25
Audit Fees, Audit Related Fees, Tax Fees and Other Fees	25
Pre-Approval of Audit and Permissible Non-Audit Services	26
PROPOSAL NO. 4 - ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	27
PROPOSALS OF STOCKHOLDERS	28
ANNUAL REPORT	28
HOW TO ATTEND THE ANNUAL MEETING	29

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 20, 2018

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Asterias Biotherapeutics, Inc. (the “Company”, “Asterias”, “we”, “us” or “ours”) will be held at 8:30 a.m. eastern time in the Tribeca Conference Room located on the 24th floor at the offices of Dentons US LLP, at 1221 Avenue of the Americas, New York, NY 10020-1089 on June 20, 2018 for the following purposes:

1.	To elect ten (10) directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The nominees of the Board of Directors are Andrew Arno, Don M. Bailey, Stephen L. Cartt, Alfred D. Kingsley, Richard T. LeBuhn, Aditya Mohanty, Michael H. Mulroy, Natale S. Ricciardi, Howard I. Scher and Michael D. West;
2.	To approve an amendment to our Certificate of Incorporation to increase the number of shares of authorized Series A Common Stock, $0.0001 par value per share, that we may issue from 75,000,000 shares to 125,000,000 shares;
3.	To ratify the appointment of OUM & Co. LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018;
4.	To hold an advisory vote to approve the compensation of our named executive officers; and
5.	To transact such other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has fixed the close of business on April 23, 2018 as the record date for determining stockholders entitled to receive notice of and to vote at the meeting or any postponement or adjournment of the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held June 20, 2018.

The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual Report on Form 10-K, are available at: https://materials.proxyvote.com/04624N

By Order of the Board of Directors,

Ryan D. Chavez
Chief Financial Officer, General Counsel and Corporate Secretary

Fremont, California
April 30, 2018

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 20, 2018

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q: Why have I received this proxy statement?

We are holding our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes stated in the accompanying Notice of Annual Meeting, and more fully described in this proxy statement. The following proposals are expected to be considered and voted upon at the Annual Meeting: (1) election of directors, (2) approving an amendment the Company’s Certificate of Incorporation to increase the number of shares of our authorized Series A Common Stock, par value $0.0001 per share (the “Shares”) from 75,000,000 authorized shares to 125,000,000 authorized shares, (3) ratifying the appointment of OUM & Co. LLP (“OUM”) as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018 and (4) approving, on an advisory basis, the compensation of our named executive officers. This proxy statement contains information about those matters, relevant information about the Annual Meeting, and other information that we are required to include in a proxy statement under the Securities and Exchange Commission’s (“SEC”) regulations.

Q: Who is soliciting my proxy?

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Asterias Biotherapeutics, Inc., a Delaware corporation having its principal offices at 6300 Dumbarton Circle, Fremont, California, 94555 in connection with the Annual Meeting of Stockholders to be held at 8:30 a.m. eastern time at the offices of Dentons US LLP, at 1221 Avenue of the Americas, New York, NY 10020-1089.

Q: Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 23, 2018 are entitled to notice of and to vote at the Annual Meeting. As of April 23, 2018, there were 55,010,313 Shares issued and outstanding and entitled to vote.

Q: What percentage of the vote is required to elect directors or to approve the other matters that are being presented for a vote by stockholders?

Directors will be elected by a plurality of the votes cast at the Annual Meeting. The proposal to amend the Company’s Certificate of Incorporate to increase the number of Shares requires the affirmative vote of a majority of the shares outstanding. The proposal to ratify OUM as the Company’s independent registered public accountants for the fiscal year ending December 31, 2018 and the proposal to approve, on an advisory basis, the compensation of our named executive officers require the affirmative vote of a majority of the shares present and voting on the matter, provided that the affirmative vote cast constitutes a quorum. A quorum consists of a majority of the outstanding Shares entitled to vote.

Q: How many votes do my shares represent?

Each Share is entitled to one vote in all matters that may be acted upon at the Annual Meeting.

Q: What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may withhold your vote from one or more nominees. For the other proposals described in this Proxy Statement, you may vote for each proposal, vote against each proposal, or abstain from voting on each proposal. Properly executed proxies in the accompanying form that are received at or before the Annual Meeting will be voted in accordance with the directions noted on the proxies.

Q: What if I abstain from voting on a matter?

If you check the “abstain” box in the proxy form, or if you attend the Annual Meeting without submitting a proxy and you abstain from voting on a matter, or if your shares are subject to a “broker non-vote” on a matter, your shares will be deemed to have not voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval. Please see “What if I do not specify how I want my shares voted?” below for additional information about broker non-votes.

Q: Can I change my vote after I submit my proxy form?

You may revoke your proxy at any time before it is voted. If you are a shareholder of record and you wish to revoke your proxy you must do one of the following things:

•	deliver to the Secretary of Asterias a written revocation; or
•	deliver to the Secretary of Asterias a signed proxy bearing a date subsequent to the date of the proxy being revoked; or
•	attend the Annual Meeting and vote in person.

If you are a “beneficial owner” of shares “held in street name” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Q: What are the Board of Directors’ recommendations?

The Board of Directors recommends that our shareholders vote FOR (1) each nominee for election as director, (2) approval of the amendment to the Certificate of Incorporation (3) ratification of the appointment of OUM as the Company’s independent registered public accountants and (4) approval, on an advisory basis, the compensation of our named executive officers.

Q: What if I do not specify how I want my shares voted?

Shareholders of Record. If you are a shareholder of record and you sign and return a proxy form that does not specify how you want your shares voted on a matter, your shares will be voted FOR (1) each nominee for election as director, (2) approval of the amendment to the Certificate of Incorporation (3) ratification of OUM as the Company’s independent registered public accountants and (4) approval, on an advisory basis, the compensation of our named executive officers.

Beneficial Owners. If, as explained below, you are a beneficial owner and you do not provide your broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares may have the discretionary authority to vote on certain routine matters such as the ratification of the Company’s independent registered public accountants and the amendment of the Company’s Certificate of Incorporation, but do not have discretionary authority to vote in the election of directors. If you hold your shares in street name and you do not instruct your broker or other nominee how to vote on those matters as to which brokers and nominees are not permitted to vote without your instructions, no votes will be cast on your behalf on those matters. This is generally referred to as a “broker non-vote.”

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record. You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held in the name of a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do not specify how I want my shares voted?” above for additional information.

Q: What if any matters not mentioned in the Notice of Annual Meeting or this proxy statement come up for vote at the Meeting?

The Board of Directors does not intend to present any business for a vote at the Annual Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. As of the date of this proxy statement, no shareholder has notified us of any other business that may properly come before the Annual Meeting. If other matters requiring the vote of the shareholders properly come before the Annual Meeting, then it is the intention of the persons named in the attached form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (1) matters that the Board of Directors did not know, a reasonable time before the mailing of the notice of the Annual Meeting, would be presented at the Annual Meeting; and (2) matters incidental to the conduct of the Annual Meeting.

Q: Who will bear the cost of soliciting proxies for use at the Annual Meeting?

The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of mail, proxies may be solicited by a personal interview, telephone, and telegram by our directors, officers, and employees, who will undertake such activities without additional compensation. Banks, brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common shares held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

Q: How can I attend and vote at the Annual Meeting?

If you plan on attending the Annual Meeting in person, please read the “How to Attend the Annual Meeting” section of this proxy statement for information about the documents you will need to bring with you to gain admission to the Annual Meeting and to vote your Shares in person.

This proxy statement and the accompanying form of proxy is first being sent or given to our stockholders on or about April 30, 2018.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

At the Annual Meeting, ten directors will be elected to hold office until the next annual meeting of stockholders, and until their successors have been duly elected and qualified. Each of the ten nominees are currently serving on our Board of Directors. None of our directors, executive officers or nominees for director is related by family to any other director, executive officer or nominee for director. If any nominee for director is unavailable to serve, we solicit discretionary authority to vote to elect another person unless we reduce the size of the Board of Directors. Each director will serve until the next annual meeting of stockholders, and until his or her successor has been elected and qualified, or until his or her earlier resignation or removal. We have no reason to believe that any nominee will not be available for election as a director for the prescribed term.

Directors and Nominees

Andrew Arno, 58, joined the Board in August 2014. He serves on the company’s Nominating and Corporate Governance Committee and Compensation Committee. Mr. Arno has 30 years of experience working with emerging growth companies. He is currently Vice Chairman of The Special Equities Group at Chardan Capital Markets, LLC, a privately held investment banking firm, and from June 2013 until July 2015 served as Managing Director of Emerging Growth Equities, an investment bank, and Vice President of Sabr, Inc., a family investment group. He was previously President of LOMUSA Limited, an investment banking firm. From 2009 to 2012, Mr. Arno served as Vice Chairman and Chief Marketing Officer of Unterberg Capital, LLC, an investment advisory firm that he co-founded. He was also Vice Chairman and Head of Equity Capital Markets of Merriman Capital LLC, an investment banking firm, and served on the board of the parent company, Merriman Holdings, Inc. Mr. Arno currently serves on the board of Comhear, Inc., Smith Micro Software, Inc. and OncoCyte, Inc., a majority-owned subsidiary of our largest shareholder, BioTime, Inc. (“BioTime”).

Mr. Arno brings over 30 years of experience handling a wide range of corporate and financial matters and his background as an investment banker and strategic advisor to emerging growth companies qualifies him to serve on our Board of Directors.

Don M. Bailey, 72, has been a director and our Chairman since February 2016. He serves on the company’s Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Bailey served as President and Chief Executive Officer of Questcor Pharmaceuticals, Inc. from November 2007 until Questcor was acquired by Mallinckrodt plc in August 2014. He was also a director of Mallinckrodt plc from August 2014 to March 2016, and during this time he was the Chairman of its portfolio committee. He initially joined the Questcor board in 2006 as an independent director and Chairman of its Audit Committee. From August 2016 until November 2017, Mr. Bailey also served as an independent director on the board of Oncocyte Corporation where he was also a member of its Audit Committee and its Science Committee. From June 2015 until May 2016 Mr. Bailey was also an independent director and audit committee Chair of Biotie Therapeutics Corp., a clinical-stage pharmaceutical company headquartered in Turku, Finland. Mr. Bailey was an independent director and the non-executive Chairman of the Board of Directors of STAAR Surgical Company from April 2005 until January 2014 and a member of its board until June 2014. Mr. Bailey served on its audit committee and was chair of its nominating and corporate governance committee. STAAR Surgical Company is a leader in the development, manufacture, and marketing of minimally invasive ophthalmic products employing proprietary technologies. Mr. Bailey was the Chairman of the Board of Directors of Comarco, Inc., a defense services company transformed into a wireless communication products company, from 1998 until 2007, where he served as Chief Executive Officer from 1991 until 2000.

Mr. Bailey holds a B.S. degree in mechanical engineering from the Drexel Institute of Technology, an M.S. degree in operations research from the University of Southern California, and an M.B.A. from Pepperdine University. Mr. Bailey has also served as a board member on several non-profit and academic enterprises. Mr. Bailey is a Founding Board member of the University of California Irvine’s (UCI) Applied Innovation Institute.

Mr. Bailey’s qualifications to serve on our Board include his knowledge of the pharmaceuticals industry and his significant experience as an executive and board member of publicly traded pharmaceutical companies.

Stephen L. Cartt, 55, has been a director since February 2016. Mr. Cartt served as our President and Chief Executive Officer from February 2016 until June 2017. Mr. Cartt served as Chief Operating Officer of Questcor Pharmaceuticals, Inc., from February 2012 until August 2014, when the company was acquired by Mallinckrodt plc. Mr. Cartt served as Chief Operating Officer of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc on an interim basis following the merger with Questcor from August 2014 until October 2014. Mr. Cartt joined Questcor as Executive Vice President, Corporate Development, in March 2005. He was later appointed Chief Business Officer before being appointed Chief Operating Officer. Mr. Cartt was a private consultant from August 2002 until March 2005. From March 2000 through August 2002, Mr. Cartt was the Senior Director of Strategic Marketing for Elan Pharmaceuticals. Prior to that, Mr. Cartt held a variety of R&D and Commercial positions at ALZA Corporation from July 1985 to March 2000. Mr. Cartt holds a B.S. degree from the University of California at Davis in Biochemistry, and an M.B.A. from Santa Clara University.

Mr. Cartt brings to our Board his many years of experience in the pharmaceutical industry, including experience in senior management of Questcor, a rapidly growing biopharmaceutical company prior to its acquisition by Mallinckrodt plc.

Alfred D. Kingsley, 75, joined the Board in September 2012. He was the Chairman of the Board from September 2012 to February 2016. Mr. Kingsley is Chairman of the Board of BioTime and on the Board of OncoCyte, Inc. Mr. Kingsley has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993. Greenbelt Corp. served as BioTime’s financial advisor from 1998 until June 30, 2009. Mr. Kingsley was Senior Vice-President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley holds a B.S. degree in economics from the Wharton School of the University of Pennsylvania, and a J.D. degree and LLM in taxation from New York University Law School.

Mr. Kingsley’s long career in corporate finance and mergers and acquisitions includes substantial experience in helping companies to improve their management and corporate governance, and to restructure their operations in order to add value for shareholders. Mr. Kingsley has been instrumental in structuring our initial equity financings, and in negotiating the Asset Contribution Agreement with Geron through which we acquired most of our stem cell assets.

Richard T. LeBuhn, 53, joined the Board in April 2014. He serves as Chairman of our Audit Committee and Nominating and Corporate Governance Committee and is a member of our Clinical and Process Development Committee. Since July 2017, Mr. LeBuhn has been Executive Vice President at Broadwood Capital, Inc., the investment manager of Broadwood Partners, L.P. From June 2006 through June 2017, Mr. LeBuhn was Senior Vice President at Broadwood Capital, Inc. Previously, Mr. LeBuhn was Principal of Broadfield Capital Management, LLC, a private investment firm, from 2005 to 2006, and Vice President of Derchin Management, a private investment firm, from July 2002 to May 2005. Earlier in his career, Mr. LeBuhn founded and was Managing Member of Triple Eight Capital, LLC, an investment analysis and financial advisory firm, was Managing Director of Craig Drill Capital, Inc., a private investment firm, and served as an operating business manager for Chubb and Son, Inc., the property and casualty insurance division of The Chubb Corporation. Mr. LeBuhn received a M.B.A. in Finance with Distinction from Columbia University Graduate School of Business in 1996. He received a B.A. in Economics from St. Lawrence University in 1988. Mr. LeBuhn currently serves as a director of Comarco, Inc.

Mr. LeBuhn’s qualifications to serve on our Board include, among others, his extensive experience as an investor in public companies, his extensive financial analyst background, his financial and management expertise, and his ability to provide advice on various matters, including matters pertaining to accounting and corporate governance matters.

Aditya Mohanty, 51, joined the Board in 2016. Mr. Mohanty joined our majority shareholder, BioTime, Inc. as its Chief Operating Officer in 2014, and has been its Co-Chief Executive Officer since 2015. Mr. Mohanty previously served in a number of executive positions at Shire plc, including as President/Head Regenerative Medicine from 2013 to 2014, as Senior Vice President, Business and Technical Operations from 2012 to 2013, as Global Franchise Head MPS from 2010 to 2012, and as Vice President of Operations/Product General Manager from 2005 to 2012. Shire plc is a biotechnology company focused on research, development and commercialization of novel biological products for rare diseases. Mr. Mohanty was VP of Manufacturing and Operations at Transkaryotic Therapies, Inc. from 2002 to 2005 when it was acquired by Shire. Before joining Transkaryotic Therapies, Mr. Mohanty held a number of management positions at Baxter Healthcare Corporation,

Bioscience Division from 1990 to 2002. Mr. Mohanty currently serves on the Boards of Directors of OncoCyte Corporation, BioTime, Inc. and Cell Cure Neurosciences. Mr. Mohanty received an M.B.A. degree from Saint Mary’s College, an M.S. in Chemical Engineering from Clarkson University, and a B. Tech in Chemical Engineering from REC Trichy, in India.

Mr. Mohanty has over 25 years of experience in the biotechnology industry, and brings to the Company expertise in business operations and management.

Michael H. Mulroy, 52, has been our President, Chief Executive Officer and a director since June 2017. Mr. Mulroy is also a member of our Clinical and Process Development Committee. From October 2016 to May 2017, Mr. Mulroy served as a Senior Advisor to CamberView Partners, LLC, which assists companies in connection with investor engagement and complex corporate governance issues. Mr. Mulroy served until September 2014 as Executive Vice President – Strategic Affairs and General Counsel of the Autoimmune and Rare Diseases Business Unit of Mallinckrodt plc following its acquisition of Questcor Pharmaceuticals, Inc. in August 2014. Mr. Mulroy was appointed Executive Vice President, Strategic Affairs and General Counsel and Corporate Secretary of Questcor during February 2014, having previously served as Chief Financial Officer, General Counsel and Corporate Secretary since January 2011. From 2003 to 2011, Mr. Mulroy was employed by the law firm of Stradling Yocca Carlson & Rauth, where he served as a partner from 2004, and represented Questcor and other publicly-traded companies. From 1997 to 2003, Mr. Mulroy was an investment banker at Citigroup and Merrill Lynch. Mr. Mulroy is currently also on the Board of Directors of BioTime, Inc. From July 2011 to August 2014, Mr. Mulroy served as a member of the Board of Directors of Comarco, Inc., which developed and designed innovative technologies and intellectual property used in power adapters. Mr. Mulroy earned his J.D. degree from the University of California, Los Angeles and his B.A. (Economics) from the University of Chicago.

Mr. Mulroy brings to our Board his experience as a strategic planner and as legal counsel and member of a senior management team of a growing biopharmaceutical company. Mr. Mulroy also brings to our Board his experience in corporate finance and investor relations.

Natale S. Ricciardi, 69, joined the Board in August 2014 and currently serves as Chairman of our Compensation Committee and a member of our Audit Committee and Clinical and Process Development Committee. He spent his entire 39-year biopharmaceutical career at Pfizer Inc., retiring in 2011 as a member of the Pfizer Executive Leadership Team after holding the positions of President, Pfizer Global Manufacturing and Senior Vice President of Pfizer Inc. In addition to his corporate leadership role, he was directly responsible for all of Pfizer’s internal and external supply organization, a global enterprise that grew to more than 100 manufacturing facilities supplying small and large molecule pharmaceuticals, vaccines, consumer, nutrition and animal health products. Mr. Ricciardi maintained responsibility for global manufacturing activities from 2004 through 2011. Previously, from 1999 to 2004, he had oversight for Pfizer’s US manufacturing operations and from 1995 to 1999 was Vice President of Manufacturing for Pfizer’s Animal Health Group. Mr. Ricciardi received a B.E. degree in Chemical Engineering from The City College of New York (CCNY) and an M.B.A. in Finance and International Business from Fordham University. He currently is on the Advisory Board of HealthCare Royalty Partners, a Director and a member of the nominating and corporate governance committee of Dynavax Technologies Corporation, a Director and a member of the compensation committee of Rapid MicroBiosystems, Inc., and a Director and member of the compensation, audit and nominating and corporate governance committees of Prestige Brands Holdings. He also serves as a member of the CCNY 21st Century Foundation.

Mr. Ricciardi’s long career at Pfizer Inc. in a corporate leadership role and his extensive experience leading Pfizer’s global manufacturing and supply operations qualifies him to serve on our Board of Directors.

Howard I. Scher, M.D., 66, joined the Board of Directors in April 2016 and is a member of our Clinical and Process Development Committee. Dr. Scher, the D. Wayne Calloway Chair in Urologic Oncology at Memorial Sloan Kettering Cancer Center (MSK), served as Professor of Medicine at the Joan and Sanford I. Weill Medical College at Cornell University and Chief of the Genitourinary Oncology Service at MSK for 25 years before becoming the inaugural Co-Chair of the Center for Mechanism Based Therapy and Head of the Biomarker Development Initiative at MSK. He currently serves as a member the WCG Oncology Advisory Board and as a Consultant to Janssen Pharmaceuticals, Clovis Oncology, and Sanofi/Genzyme. He completed fellowships at MKS and The New York Hospital-Cornell Medical Center. Dr. Scher received his B.S. degree from Bates College and a M.D. degree from the New York University School of Medicine. Most recently Dr. Scher was elected to the Association of American Physicians (AAP).

Dr. Scher is internationally recognized for his expertise in clinical oncology with a focus on cancer of the prostate. He has extensive experience in the design of clinical trials for novel agents targeting androgen receptor signaling and the development of imaging and blood based assays, “liquid biopsies”, to guide treatment selection and assess treatment efficacy. Dr. Scher’s extensive academic and clinical background in the field of oncology qualifies him to serve on our Board of Directors.

Michael D. West, Ph.D., 64, has been a director of Asterias since 2012, and was our Vice President from September 2012 to December 2015, except for an interim period from April 2014 to June 2014 when he served as our President and Chief Executive Officer. Dr. West was Chief Executive Officer of BioTime from October 2007 to October 2015, has been Co-Chief Executive Officer since October 2015, and has served on BioTime’s Board of Directors since 2002. Dr. West is also the Chief Executive Officer of AgeX Therapeutics, Inc., a subsidiary of BioTime. Prior to becoming BioTime’s Chief Executive Officer, Dr. West served as Chief Executive Officer, President, and Chief Scientific Officer of Advanced Cell Technology, Inc., a company engaged in developing human stem cell technology for use in regenerative medicine. Dr. West also founded Geron Corporation, and from 1990 to 1998 he was a director and Vice-President of Geron, where he initiated and managed programs in telomerase diagnostics, oligonucleotide-based telomerase inhibition as anti-tumor therapy, and the cloning and use of telomerase in telomerase-mediated therapy wherein telomerase is utilized to immortalize human cells. From 1995 to 1998 he organized and managed the research between Geron and its academic collaborators, James Thomson and John Gearhart, which led to the first isolation of human embryonic stem and human embryonic germ cells. Dr. West is currently on the Board of Directors of OncoCyte, Inc. Dr. West received a B.S. degree from Rensselaer Polytechnic Institute in 1976, an M.S. degree in Biology from Andrews University in 1982, and a Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.

Dr. West is an internationally renowned pioneer and expert in stem cell research, and has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology, and human embryonic stem cell research and development. Dr. West brings to our Board the proven ability to conceive of and manage innovative research and development programs that have made scientifically significant discoveries in the field of human embryonic stem cells, and the ability to build companies focused on the great potential of regenerative medicine.

Director Independence

Pursuant to the NYSE American Company Guide, no director qualifies as independent until the Board makes an affirmative determination to that effect. In making this determination, the Board must affirmatively conclude that the director does not have a material relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. The Board considers, among other factors, the director’s current and historic relationships with us and our competitors, suppliers, customers and auditors, including compensation directly or indirectly paid to the director; the director’s professional and family relationships with management and other directors; the relationships that the director’s current and former employers may have with us; and the relationships between us and other companies of which the director may be a director or executive officer.

We have six independent directors on our Board. After considering the factors described in the previous paragraph, the Board has determined that Andrew Arno, Don Bailey, Alfred Kingsley, Richard T. LeBuhn, Natale S. Ricciardi, and Howard Scher are independent. The NYSE American Company Guide requires that the independent directors meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session. In addition to their meetings as members of the Audit, Compensation and Nominating and Corporate Governance Committees, the Company’s independent directors meet at least annually without the presence of non–independent directors and management in person in fulfillment of this NYSE American requirement during fiscal year 2017.

Vote Required

The directors are elected by a plurality of votes present or represented by proxy and entitled to vote at the Annual Meeting.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TEN NOMINEES: ANDREW ARNO; DON M. BAILEY; STEPHEN L. CARTT; ALFRED D. KINGSLEY; RICHARD T. LEBUHN; ADITYA MOHANTY; MICHAEL H. MULROY; HOWARD I. SCHER; NATALE S. RICCIARDI; AND MICHAEL D. WEST

CORPORATE GOVERNANCE

Directors’ Meetings

Our Board of Directors meets on at least a quarterly basis. During the fiscal year ended December 31, 2017, our Board of Directors met 8 times including 4 times via teleconference. None of our current directors attended fewer than 75% of the meetings of the Board. All of our directors attended the 2017 Annual Meeting. Directors are encouraged to attend our annual meetings of stockholders, although they are not formally required to do so.

Process for Communicating with Board Members

Interested parties may communicate with any and all members our Board by transmitting correspondence addressed to one or more Directors by name at the following address: Asterias Biotherapeutics, Inc., 6300 Dumbarton Circle, Fremont, California, 94555, c/o Corporate Secretary. Communications from our stockholders to one or more Directors will be collected and organized by our Corporate Secretary and will be forwarded to the Chairman of the Board or to the identified Director(s) as soon as practicable. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Chairman of the Board will determine whether any communication addressed to the entire Board should be properly addressed by the entire Board or a committee thereof. If a communication is sent to the Board or a Committee, the Chairman of the Board or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers, and our directors. The purpose of the Code of Ethics is to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (iii) compliance with applicable governmental rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (v) accountability for adherence to the Code of Ethics. A copy of our Code of Ethics has been posted on our internet website and can be found at www.asteriasbiotherapeutics.com. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

Board Leadership Structure

Our leadership structure bifurcates the roles of Chief Executive Officer and Chairman of the Board. In other words, although Michael H. Mulroy is our Chief Executive Officer and is a member of our Board, Don M. Bailey currently serves as Chairman of the Board. The Company believes that the Chairman can provide support and advice to the Chief Executive Officer, collaborate with the Chief Executive Officer on setting a strategic direction for the Company, and lead the Board in fulfilling its responsibilities. The Chairman of the Board serves as an active liaison between the Board and our Chief Executive Officer and Asterias’ other senior management as well as interface with our other non-management directors with respect to corporate governance matters, financing, and strategic planning.

The Board’s Role in Risk Management

The Board has an active role, as a whole, in overseeing management of the risks of our business. The Board regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with our research and development activities and our plans to expand our business. In addition, the “Disinterested Directors” on our Board of Directors must approve certain business transactions between Asterias and its executive officers, directors, and stockholders who beneficially own 5% or more of our Shares under the terms of our Interested Person Transaction Policy explained in this proxy statement in the section “PRINCIPAL STOCKHOLDERS—Certain Relationships and Related Transactions”.

Committees of the Board

Audit Committee

The Audit Committee currently consists of Mr. LeBuhn (chair), Mr. Ricciardi and Mr. Bailey. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Section 803(A)(2) of the NYSE American Company Guide and meets the applicable additional eligibility standards for audit committee service under Section 803(B)(2) of the NYSE American Company Guide. In addition, our Board of Directors has determined that Mr. LeBuhn qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. LeBuhn’s expertise is based on his experience and qualifications described under “Directors” above.

The Audit Committee held six meetings in 2017. The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes, including our internal controls system, and audits of our financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of an independent registered public accounting firm to conduct an annual audit of our financial statements, overseeing the work and evaluating the performance of the independent auditor, reviewing and evaluating our accounting principles and practices, approving all professional services to be provided to us by our independent registered public accounting firm, reviewing and overseeing any related party transactions, overseeing implementation and enforcement of our insider trading policy and reviewing and evaluating any significant financial risk exposures facing our company and the steps our management has taken to control and monitor such exposures. The Audit Committee is governed by a written charter approved by our Board of Directors. A copy of the Audit Committee charter has been posted on our internet website and may be found at www.asteriasbiotherapeutics.com.

Report of the Audit Committee on the Audit of Our Financial Statements

The following is the report of the Audit Committee with respect to Asterias’ audited financial statements for the year ended December 31, 2017. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Asterias specifically incorporates such information by reference in such filing.

The members of the Audit Committee held discussions with our management and representatives of OUM & Co., LLP, our independent registered public accountants, concerning the audit of our financial statements for the year ended December 31, 2017. The independent public accountants are responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our auditors also audit our internal control over financial reporting. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

The Audit Committee members reviewed and discussed with management and representatives of the auditors the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017.

The Audit Committee members discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Our auditors submitted to the Audit Committee the written disclosures and the letter mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

The Audit Committee also met on a quarterly basis with the auditors during 2017 to review and discuss our financial statements for the quarter and the adequacy of internal control over financial reporting.

The Audit Committee:

Richard LeBuhn (Chairman), Don Bailey and Natale S. Ricciardi

Compensation Committee

The compensation committee currently consists of Mr. Ricciardi (chair) and Mr. Arno. Our Board of Directors has determined that each member of the Compensation Committee is an independent director under, as defined in the NYSE American Company Guide. None of the directors who served on the Compensation Committee during the last fiscal year was a current or former officer or employee of Asterias, or had any relationship with Asterias requiring disclosure in this report under Item 404 of SEC Regulation S-K. The Compensation Committee held 12 meetings in 2017.The Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options and other equity-based awards under our Equity Incentive Plan. The Compensation Committee recommends to the Board of Directors the terms and amount of executive compensation and grants of equity-based awards to executives, key employees, consultants, and independent contractors. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.asteriasbiotherapeutics.com.

Compensation Committee Interlocks

During last fiscal year, none of our executive officers served as (a) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Board of Directors, (b) a director of another entity, one of whose executive officers served on our Board of Directors, or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Board of Directors.

Nominating and Corporate Governance Committee and Nominating Policies and Procedures

The Nominating and Corporate Governance Committee currently consists of Mr. LeBuhn (chair), Mr. Arno, and Mr. Bailey. The Nominating and Corporate Governance Committee held 7 meetings in 2017. The purpose of the Nominating and Corporate Governance Committee is to recommend to the Board of Directors individuals qualified to serve as directors and on committees of the Board, to make recommendations to the Board on issues and proposals regarding corporate governance matters, and management succession planning. The Nominating and Corporate Governance Committee will also consider nominees proposed by shareholders, provided that they notify the Nominating and Corporate Governance Committee of the nomination in writing at least 120 days before the date of the next annual meeting and they and the nominee provide the Nominating and Corporate Governance Committee with all information that the Nominating and Corporate Governance Committee may reasonably request regarding the nominee, no later than 90 days prior to the annual meeting. A copy of the Nominating and Corporate Governance Committee Charter has been posted on our internet website and can be found at www.asteriasbiotherapeutics.com.

The Nominating and Corporate Governance Committee has not set any specific minimum qualifications that a prospective nominee would need in order to be recommended by the Committee to serve on the Board of Directors. Rather, in evaluating any new nominee or incumbent director, the Committee will consider whether the particular person has the knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. The Committee will also consider whether a nominee or incumbent director has any conflicts of interest with the Company that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of the Company and its shareholders. The Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and each stock exchange on which our shares are listed.

The Board of Directors and the Nominating and Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, the present Board was assembled with a focus on attaining a

Board comprised of people with substantial experience in bioscience, the pharmaceutical industry, corporate management, finance, and law. The Board believes that this interdisciplinary approach will best suit our needs, as we expand our initiatives in the field of regenerative medicine. The Board is also cognizant of the value of experience in international markets and operations given the growing globalization of the pharmaceutical industry and world-wide focus on stem cell research.

Some of the factors considered by the Board in selecting the Board’s nominees for election at the Meeting are discussed in this proxy statement under “ELECTION OF DIRECTORS—Directors and Nominees.”

Clinical and Process Development Committee

The members of the Clinical and Process Development Committee are Mr. LeBuhn, Mr. Mulroy, Mr. Ricciardi and Dr. Scher. The Clinical and Process Development Committee assists the Board in its oversight of the Company’s clinical and process development activities and decisions. In addition, the Clinical and Process Development Committee also provides advice to the Company’s management and the Board in connection with decisions regarding the clinical, regulatory and process development activities related to the Company’s development programs. A copy of the Clinical and Process Development Committee Charter has been posted on our internet website and can be found at www.asteriasbiotherapeutics.com.

Compensation of Directors

Directors and members of committees of the Board of Directors who are our salaried employees or officers are entitled to receive compensation as employees or officers but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. In addition, directors who are salaried employees of BioTime, our largest shareholder, are not compensated for being on our Board of Directors. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

For 2017, each director who is not an employee of the company or any of its affiliates, other than the Chairman of the Board, received an annual fee of $15,000 in cash, plus a fee of $1,000 for regular or special meeting of the Board attended in person and $500 for regular or special meeting of the Board attended by telephone conference, and options to purchase 20,000 Shares under our 2013 Equity Incentive Plan. For 2017, the Chairman of the Board received an annual fee of $50,000 in cash, plus $1,000 for each regular or special meeting of the Board attended in person and $500 for regular or special meeting of the Board attended by telephone conference, and options to purchase 75,000 Shares under the Plan.

The annual fee of cash will be paid, and the stock options granted will vest and become exercisable, in four equal quarterly installments, provided that the director remains a director on the last day of the applicable quarter. The options will expire if not exercised ten years from the date of grant.

Directors who serve on the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee shall receive, in addition to other fees payable to them as directors, the following annual fees:

•	Audit Committee Chairman: $10,000
•	Audit Committee Member other than Chairman: $7,000
•	Compensation Committee Chairman: $7,500
•	Compensation Committee Member other than Chairman: $5,000
•	Nominating and Corporate Governance Committee Chairman: $7,500
•	Nominating and Corporate Governance Committee Member other than Chairman: $5,000

Members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive a fee of $1,000 for meetings attended in person and $500 for meetings attended by telephone conference.

The following table summarizes certain information concerning the compensation paid during the past fiscal year to each of the current members of the persons who served as directors during the year ended December 31, 2017 and who were not employees of Asterias or BioTime on the date the compensation was earned.

	Fees Earned or Paid in Cash	Option Awards(1)	Total
Alfred D. Kingsley	$21,000	$—	$21,000
Andrew Arno	$49,000	$35,227	$84,227
Richard LeBuhn	$58,000	$35,227	$93,227
Natale S. Ricciardi	$58,583	$35,227	$93,810
Stephen Cartt	$10,000	$48,726	$58,726
Don Bailey	$76,500	$132,101	$208,601
Howard I. Scher	$23,083	$35,227	$58,310
(1)	The options will vest and become exercisable in equal quarterly installments over a one-year period, but is reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. Values are computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718.

Executive Officers

Our executive officers are Michael H. Mulroy, President and Chief Executive Officer, Ryan D. Chavez, Chief Financial Officer and General Counsel, and Edward D. Wirth, Chief Medical Officer. The biography of Mr. Mulroy is included above under “Directors.”

Ryan D. Chavez, 42, was appointed as Chief Financial Officer in November 2016 after joining Asterias in July 2016 as Executive Vice President of Finance and General Counsel. Prior to joining Asterias, Ryan was Vice President and General Counsel of Mallinckrodt Pharmaceuticals’ Autoimmune and Rare Diseases Business, a position he held following Mallinckrodt’s merger with Questcor Pharmaceuticals in August 2014. Before joining Mallinckrodt, Ryan served as Associate General Counsel for Questcor. Prior to joining Questcor in October 2012, Ryan held corporate attorney positions at the law firms Stradling Yocca Carlson & Rauth and Rutan & Tucker, LLP. Previously, Ryan served in various financial roles with General Electric Co. Ryan earned his J.D., magna cum laude, from Chapman Law School and his B.A., with honors and distinction, from Stanford University.

Edward D. Wirth, III, M.D., Ph.D., 53, became our Chief Translational Officer during March 2013, and has been our Chief Medical Officer since May 2015. Prior to that Dr. Wirth served as Chief Science Officer at InVivo Therapeutics Corporation from 2011 to 2012. From 2004 to 2011, Dr. Wirth served as Medical Director for Regenerative Medicine at Geron, where he led the world’s first clinical trial of a human embryonic stem cell derived product, GRNOPC1 in patients with subacute spinal cord injuries. Dr. Wirth held academic appointments at Rush-Presbyterian St. Luke’s Medical Center and at the University of Chicago from 2002 to 2004, and was a member of the faculty of the University of Florida from 1996 to 2002. Dr. Wirth received his Ph.D. and M.D. from the University of Florida in 1992 and 1994, respectively.

EXECUTIVE COMPENSATION

The Company is an Emerging Growth Company as defined under the JOBS Act, and as such, is reporting its executive compensation under the scaled disclosure requirements applicable to Emerging Growth Companies and Smaller Reporting Companies.

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2017 and December 31, 2016 (if applicable) by our Chief Executive Officer, our former President and Chief Executive Officer and the two next most highly compensated executive officers during 2017 and 2016 (collectively, our “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name	Principal Position	Year	Salary	Option Awards(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation	All other Compensation(3)	Total
Michael H. Mulroy(4)	President and Chief Executive Officer	2017	$241,947	$1,949,021	$185,000	$—	$12,671	$2,388,639

Stephen Cartt(5)	Former President and Chief Executive Officer	2017	$224,323	$455,296	$—	$—	$27,933	$707,552
		2016	$378,740	$2,404,099	$841,101	$113,100	$—	$3,737,040

Edward Wirth(6)	Chief Medical Officer	2017	$360,750	$—	$403,050	$—	$14,358	$778,158

Katharine E. Spink	Former Vice President and Chief Operating Officer	2017	$353,977	$463,286	$—	$—	$13,882	$831,145
		2016	$314,100	$396,676	$174,332	$62,821	$13,027	$960,956
(1)	Options awards are valued at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. Values are computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718.
(2)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718 of the stock awards granted to our Named Executive Officers during 2017 and, as applicable 2016. This column also includes the fair value of stock awards issued in subsequent years that pertains to incentive payments to our Named Executive Officers. Assumptions used in the calculation of these amounts are included in Note 7 to our audited financial statements for the fiscal year ended December 31, 2017. The amounts set forth may be more or less than the value ultimately realized by the Named Executive Officer based upon, among other things, the value of our common stock at the time of vesting of restricted stock awards and whether such awards actually vest.
(3)	Other compensation consists entirely group term life insurance benefits, and contributions to employee’s accounts under Asterias’ 401(k) plan in which our employees are entitled to participate, except for Mr. Cartt, which also includes of $27,039 of PTO benefits that were paid in cash upon his termination of services.
(4)	Michael H. Mulroy joined Asterias Biotherapeutics, Inc. as our President, Chief Executive Officer on June 26, 2017.
(5)	Stephen Cartt resigned as President and CEO on June 25, 2017.
(6)	Katherine Spink resigned as Vice President and Chief Operating Officer on January 15, 2018.

Stock Options Outstanding at Year End

The following table summarizes certain information concerning Asterias stock options held by our Named Executive Officers as of December 31, 2017.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock that have not Vested(2)		Market Value of Shares or Units of Stock that have not Vested(3)
Michael H. Mulroy	99,975	700,025	(1)	3.70	June 26, 2027	—		—

Stephen Cartt	375,000	—		3.64	February 26, 2026	—		—
	5,000	15,000	(2)	3.70	June 26, 2027	—		—

Edward Wirth	192,500	—		2.34	March 9, 2020	75,000	(3)	$168,750	(4)
	35,415	14,585	(5)	3.90	February 12, 2025
	55,000	65,000	(6)	3.64	February 26, 2026

Katharine E. Spink	192,500	—		2.34	March 9, 2020	—		—
	70,833	29,167	(5)	3.90	February 12, 2025	—		—
	56,250	43,750	(7)	5.45	November 4, 2025	—		—
	75,625	89,375	(6)	3.64	February 26, 2026	—		—
		150,000	(8)	3.45	March 30, 2027	—		—
		50,000	(8)	3.70	June 26, 2027	—		—
(1)	These options are exercisable for Shares and vest and become exercisable in 48 equal monthly installments, beginning one month from the grant, conditioned on the reporting person’s continued employment with Asterias. As of December 31, 2017, 6 installments have vested and become exercisable with 42 installments of vesting remaining.
(2)	These options are subject to time-based vesting whereby one quarter of the options would vest equally per quarter over the term of 12 full months, measured from the grant date, and the balance of the options would vest in 4 equal quarterly installments. As of December 31, 2017, 1 installment has vested and become exercisable with 3 installments of vesting remaining.
(3)	This restricted stock units granted vest in four equal yearly installments starting from grant date, conditioned on the reporting person’s continued employment with Asterias. As of December 31, 2017, nothing has vested under this award.
(4)	The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing price of our common stock on December 31, 2017, which was $2.25.
(5)	These options are subject to time-based vesting whereby one quarter of the options would vest upon completion of 12 full months of continuous employment by Asterias measured from the grant date, and the balance of the options would vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by Asterias. As of December 31, 2017, the first installment of 25% of the options have vested along with 22 installments of the subsequent 36 monthly have vested and become exercisable with 14 monthly installments of vesting remaining.
(6)	These options are subject to time-based vesting whereby one quarter of the options would vest upon completion of 12 full months of continuous employment by Asterias measured from the grant date, and the balance of the options would vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by Asterias. As of December 31, 2017, the first installment of 25% of the options have vested along with 10 installments of the subsequent 36 monthly have vested and become exercisable with 26 monthly installments of vesting remaining.
(7)	These options are exercisable for Shares and subject to time-based vesting in equal quarterly installments over a four-year period with the first vesting occurring on December 31, 2015, and quarterly thereafter, conditioned on the reporting person’s continued employment with Asterias. As of December 31, 2017, 9 installments have vested and become exercisable with 7 installments of vesting remaining.
(8)	These options are subject to time-based vesting whereby one quarter of the options would vest upon completion of 12 full months of continuous employment by Asterias measured from the grant date, and the balance of the options would vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment by Asterias. As of December 31, 2017, nothing has vested under this award.

Employment Agreements

Mike Mulroy

Mr. Mulroy’s employment agreement contains provisions entitling him to severance benefits under certain circumstances. If the Company terminates Mr. Mulroy’s employment without “Cause” or if he resigns for “Good Reason” otherwise than within one (1) month prior to or twelve (12) months following a “Change of Control” (as those terms are defined in his employment agreement), he will be entitled to the following severance: (A) if Mr. Mulroy’s employment is terminated within the first 12 months of employment: (i) salary continuation at his then-current base salary for six (6) months, (ii) 50% of his target bonus as in effect at the date of termination, (iii) accelerated vesting of 50% of the then unvested stock options and restricted granted to him and (iv) payment, for a period of six (6) months, of any health insurance benefits that he was receiving at the time of termination of his employment, under a Company employee health insurance plan subject to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), or (B) if Mr. Mulroy’s employment is terminated after 12 months of employment: (i) salary continuation at his then-current base salary for twelve (12) months, (ii) 100% of his target bonus as in effect at the date of termination, (iii) accelerated vesting of 100% of the then unvested stock options and restricted stock granted to him, and (iv) payment, for a period of twelve (12) months, of any health insurance benefits that he was receiving at the time of termination of his employment, under a Company employee health insurance plan subject to the COBRA.

If Mr. Mulroy’s employment is terminated without “Cause” or if he resigns for “Good Reason” within one (1) month prior to or twelve (12) months following a Change in Control, Mr. Mulroy will be entitled to receive payment for all accrued but unpaid salary, accrued but unpaid bonus, if any, and vacation accrued as of the date of termination of his employment, and as severance compensation (A) an amount equal to the sum of 200% of his base salary and 200% of his target bonus as in effect at the date of termination, which shall be paid in a lump sum no later than 60 days after the date of his termination of employment, subject to such payroll deductions and withholdings as are required by law, (B) accelerated vesting of 100% of Mr. Mulroy’s then unvested stock options and any restricted stock and (C) payment, for a period of twelve (12) months, of any health insurance benefits that he was receiving at the time of termination of his employment, under a Company employee health insurance plan subject to COBRA.

Stephen Cartt

On May 23, 2017, we entered into a Separation Agreement with Mr. Cartt. Under the terms of the Separation Agreement, the Company agreed to allow unvested options to purchase 62,500 shares of common stock to continue to vest, subject to Mr. Cartt’s continued service on the Company’s Board of Directors. No other material compensation was paid in connection to Mr. Cartt’s resignation on June 25, 2017.

Edward D. Wirth, III

Our employment agreement with Mr. Wirth contains provisions entitling him to severance benefits under certain circumstances. If Mr. Wirth is terminated for cause, or is terminated as a result of death, disability, or resignation, he will be entitled to receive payment for all accrued but unpaid salary, accrued but unpaid bonus, if any, and vacation accrued as of the date of termination of employment. Mr. Wirth would not be entitled to any cash severance benefits or additional vesting of any stock options or other equity or cash awards. In the event that his employment is terminated by Asterias without cause, Mr. Wirth is entitled to receive payment for all accrued but unpaid salary, accrued but unpaid bonus, if any, and vacation accrued as of the date of termination of employment, and as severance compensation, six months of base salary. Under his employment Agreement, Mr. Wirth is not entitled to any payments in connection with a change of control of the Company.

Katharine E. Spink

On December 1, 2017, Dr. Katharine Spink notified the Company that she is resigning as the Company’s Chief Operating Officer, effective January 15, 2018. No severance or other similar payments were made to her in connection with her resignation.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER 2013 EQUITY INCENTIVE PLAN

The following table provides information as of December 31, 2017 about Shares that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	7,065,828	$3.29	2,781,758
Equity compensation plans not approved by security holders	—	$—	—
TOTAL	7,065,828	$3.29	2,781,758

PROPOSAL NO. 2 - APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED SERIES A COMMON STOCK FROM 75,000,000 TO 125,000,000

We are asking our stockholders to approve an amendment (the “Amendment”) to our Certificate of Incorporation that, if approved, will increase the authorized number of shares of Series A Common Shares, par value $0.0001 from 75,000,0000 shares to 125,000,000 shares. We refer to this proposal as the Charter Amendment Proposal.

We have no plans, agreements, arrangements, or understandings, whether written or oral, relating to any issuance of the additional shares of Series A Common Stock that would be available under the Charter Amendment Proposal.

The operative provision of the proposed Amendment would read as follows:

The opening recital of Article 4 and Article 4.1.1 of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated as follows:

Article 4
Capital Stock

The corporation is authorized to issue two classes of stock, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is Two Hundred Million (200,000,000). The Common Stock shall be divided into series as provided in Section 4.1. The number of shares of Preferred Stock which the corporation is authorized to issue is Five Million (5,000,000), with a par value of $0.0001 per share. The Preferred Stock shall be issuable in series as provided in Section 4.2.

4.1	Common Stock

4.1.1   Shares and Series.  One Hundred Twenty-Five Million (125,000,000) shares of Common Stock with a par value of $0.0001 per share will be of a series designated Series A Common Stock, and Seventy Five Million (75,000,000) shares of Common Stock with a par value of $0.0001 per share will be of a series designated Series B Common Stock.

Each share of Series A Common Stock will be identical in all respects and will have equal rights, powers and privileges. All shares of Series A Common Stock acquired by the corporation, whether upon purchase, exchange, or otherwise, will be authorized but unissued shares of Series A Common Stock and may be reissued by resolution of the board of directors of the corporation.

Each share of Series B Common Stock will be identical in all respects and will have equal rights, powers and privileges. All shares of Series B Common Stock acquired by the corporation, whether upon purchase, exchange, or otherwise, will be authorized but unissued shares of Series B Common Stock and may be reissued by resolution of the board of directors of the corporation.

Vote Required; Effect of Abstentions and Broker Non-Votes

For the Charter Amendment Proposal to be approved in accordance with the requirements of Delaware law, the affirmative vote of the holders of not less than a majority of our outstanding shares entitled to vote is required.

If you check the “abstain” box for the Charter Amendment Proposal on the proxy card, if you attend the Meeting without submitting a proxy and you abstain from voting on the Charter Amendment Proposal, or if your shares are subject to a broker non-vote, your shares will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether the Charter Amendment Proposal has received an affirmative vote sufficient for approval. Because the vote to approve the Charter Amendment Proposal requires the affirmative vote of a majority of our outstanding common shares, an abstention or broker non-vote on the Charter Amendment Proposal has the effect of a vote against the Charter Amendment Proposal.

Reasons for the Articles Amendment Proposal

Our Certificate of Incorporation currently authorizes us to issue 150,000,000 shares of common stock, of which 75,000,000 shares are designated as Series A Common Stock, and 75,000,000 shares are designated as Series B Common Stock. Our Series A Common Stock is listed on the NYSE American. As of April 6, 2017,

54,690,547 of shares of our Series A Common Stock were outstanding. We have reserved for future issuance (a) 2,813,159 of shares for issuance upon exercise of outstanding stock purchase warrants, (b) 6,802,525 of shares for issuance upon exercise of outstanding stock options, and (c) 1,243,753 of shares for future option grants and restricted stock awards under our 2013 Equity Incentive Plan. This leaves us with only 8,779,390 of authorized but unissued Series A Common Stock available for issuance. We have no shares of preferred stock and no shares of Series B Common Stock issued or outstanding and we are not proposing to increase the authorized number of shares of preferred stock or number of shares of Series B Common Stock that we may issue.

We have financed our operations through the sale of shares of Series A Common Stock from time to time, and it is likely that we will need to continue to do so until such time as we are able to complete the development and commercialization of the new products and technologies that we and our subsidiaries are developing. During the year ended December 31, 2017, we issued and sold 6,005,784 of shares of Series A Common Stock to finance our operations. Those shares were offered and sold in transactions registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a “shelf registration statement.” A portion of those shares were offered and sold directly to investors, or through a placement agent, and a portion of those shares were offered and sold in “at-the-market” transactions through a broker-dealer to raise capital for our operations.

Our Board of Directors believes that it is in our best interest that we increase the number of shares of authorized Series A Common Stock by an amount that would provide us with the flexibility as the need may arise in the future. The availability of additional shares of Series A Common Stock will enhance our flexibility in connection with possible future actions, such as: financings to raise capital to fund our operations; corporate mergers; acquisitions of businesses, property or securities; stock dividends; employee stock options and restricted stock; and other corporate purposes. Our Board of Directors will decide whether, when, and on what terms to issue our shares in connection with any of the purposes described above or for any other opportunity or need that may arise, and approval of the Charter Amendment Proposal will enable our Board of Directors to make that determination without the expense and delay of calling a special shareholders’ meeting to authorize additional shares of capital stock. We have no plans, agreements, arrangements, or understandings, whether written or oral, relating to any issuance of the additional shares of Series A Common Stock that would be available under the Charter Amendment Proposal.

Possible Anti-Takeover Effects

Our Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of us, and the Charter Amendment Proposal is not being presented with the intent that it be utilized as a type of anti-takeover device or to secure management’s positions within the Company. However, the proposed increase in our authorized capital stock could be construed as having anti-takeover effects. The availability of a significant amount of authorized but unissued common stock a could be used by our Board of Directors to make more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or other means. Consequently, our Board of Directors could use the additional shares of common stock to create voting or other impediments or to discourage persons seeking to gain control of us. Shares of common stock could be privately placed with purchasers favorable to our Board of Directors in opposing a change of control transaction. The existence of the additional shares of authorized stock could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares of common stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of us should our Board of Directors consider the action of the entity or person not to be in the best interest of our shareholders.

Our Certificate of Incorporation currently provide our Board of Directors with the authority to issue shares of preferred stock and to determine the preferences, limitations and relative rights of preferred shares and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our stockholders. This authority of the Board of Directors will not be changed by the Charter Amendment, and the Charter Amendment will not increase the total number of shares of preferred stock that the Board of Directors may determine to issue. The shares of preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our shares of common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our outstanding common shares at a premium over the market price, and adversely affect the market price and the voting and other rights of the holders of our common stock.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

PRINCIPAL STOCKHOLDERS

Security Ownership of Management

The following table and accompanying footnotes present information about the beneficial ownership of our Shares, as of April 6, 2018 by each shareholder known by us to be the beneficial owner of 5% or more of our Shares. Information concerning certain beneficial owners of more than 5% of the Shares is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13F. Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Shares actually outstanding as of April 6, 2018. As of April 6, 2018, there were 54,690,547 Shares issued and outstanding.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Shares shown to be beneficially owned by them, based on information provided to us by such stockholders.

Security Ownership of Certain Beneficial Owners

	Number of Shares	Percent of Total
BioTime, Inc.(1) 1010 Atlantic Avenue, Suite 102 Alameda, CA 94501	21,747,569	39.8%

Broadwood Partners, L.P.(2) c/o Broadwood Capital, Inc. 724 Fifth Avenue, 9th Floor New York, New York 10019	5,292,156	9.7%
(1)	Based on Schedule 13D filed by BioTime, Inc. on November 15, 2017.
(2)	Based on Schedule 13F filed by Broadwood Partners, L.P on February 14, 2018.

Security Ownership of Management

The following table and accompanying footnotes present information about the beneficial ownership of our Shares, as of April 6, 2018 by each of our Named Executive Officers, directors, and all our executive officers and directors as a group.

Security Ownership of Management

	Number of Shares	Percent of Total
Michael H. Mulroy(1)	264,852	*

Edward Wirth(2)	357,632	*

Katharine E. Spink(3)	491,260	*

Stephen L. Cartt(4)	682,783	1.25%

Michael D. West(5)	120,095	*

Adiyati Mohanti	—	*

Alfred D. Kingsley(6)	254,000	*

Richard LeBuhn(7)	112,500	*

Andrew Arno(8)	85,000	*

Natale S. Ricciardi(9)	107,059	*

Don Bailey(10)	282,352	*

Howard I. Scher(11)	40,000	*

All executive officers and directors as a group (13 persons)(12)	3,049,972	5.58%
*	Less than 1%
(1)	Includes 149,977 Shares that may be acquired upon the exercise of certain stock options, 33,334 Shares that may be acquired upon the exercise of certain stock options that will become exercisable within 60 days of April 6, 2018. Excludes 816,689 Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.
(2)	Includes 301,041 Shares that may be acquired upon the exercise of certain stock options, 7,083 Shares that may be acquired upon the exercise of certain stock options that will become exercisable within 60 days of April 6, 2018. Excludes 204,376 Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days, and 106,250 shares of Restricted Stock Units which will not vest within 60 days and will not expire within 60 days.
(3)	Includes 480,311 Shares that may be acquired upon the exercise of certain stock options that will become exercisable within 60 days of April 6, 2018. Ms. Spink ceased to be an executive officer on January 15, 2018, and the beneficial ownership as reported herein is based on the records of the Company as of such date.
(4)	Includes 390,000 Shares that may be acquired upon the exercise of certain stock options. Excludes 5,000 Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.
(5)	Includes 115,416 Shares that may be acquired upon the exercise of certain stock options, 833 Shares that may be acquired upon the exercise of certain stock options that will become exercisable within 60 days of April 6, 2018. Excludes 3,751 Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.
(6)	Includes 245,000 Shares that may be acquired upon the exercise of certain stock options.
(7)	Includes 80,000 Shares that may be acquired upon the exercise of certain stock options and 7,500 Shares that may be acquired upon the exercise of warrants.
(8)	Includes 80,000 Shares that may be acquired upon the exercise of certain stock options.
(9)	Includes 80,000 Shares that may be acquired upon the exercise of certain stock options and 7,353 Shares that may be acquired upon the exercise of warrants.
(10)	Includes 150,000 Shares that may be acquired upon the exercise of certain stock options and 44,117 Shares that may be acquired upon the exercise of warrants.
(11)	Includes 40,000 Shares that may be acquired upon the exercise of certain stock options.
(12)	Includes 2,252,786 Shares that may be acquired upon the exercise of certain stock options and 74,375 Shares that maybe acquired upon the exercise of certain stock options that will become exercisable within 60 days. Excludes 1,662,839 Shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days, 212,500 shares of Restricted Stock Units which will not vest within 60 days and will not expire within 60 days.

Certain Relationships and Related Transactions

There were no transactions, since the beginning of the 2017 fiscal year, to which we have been a party, in which the amount involved exceeded or will exceed $120,000, and in which any related person had a direct or indirect material interest.

Approval by the Board of Directors

During March 2013, we adopted a Related Person Transaction Policy that will apply to transactions exceeding $120,000 in which any of our officers, directors, beneficial owners of more than 5% of our Shares, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the policy (a “Related Party Transaction”). However, the Related Party Transaction will not include transactions between us and BioTime or any subsidiary of BioTime. For Related Party Transactions between us and BioTime or any subsidiary of BioTime, the Board will consider appropriate measures to ensure a fair and arms-length transaction, including whether to establish a special committee of the Board comprised of disinterested directors and engage independent advisors to advise on the fairness of the transaction.

A Related Person Transaction must be reported to our outside legal counsel, and will be subject to review and approval by our “Disinterested Directors,” prior to effectiveness or consummation, to the extent practical. In addition, any Related Person Transaction that is ongoing in nature will be reviewed by our Disinterested Directors annually to ensure that the transaction has been conducted in accordance with any previous approval and that all required disclosures regarding the transaction are made. A “Disinterested Director” is defined in our Related Person Transaction Policy as a member of our Board of Directors who (a) does not have a financial interest (directly or through any trust or beneficial ownership of more than 5% of any class of voting securities of any business entity) in the Related Person Transaction, and (b) does not have an Immediate Family Member with a financial interest (directly or through any trust or beneficial ownership of more than 5% of any class of voting securities of any business entity) in the Related Person Transaction.

As appropriate for the circumstances, the Disinterested Directors will review and consider:

•	the interest of the officer, director, beneficial owner of more than 5% of any class of our voting securities, or any member of their immediate family (“Related Person”) in the Related Person Transaction;
•	the approximate dollar value of the amount involved in the Related Person Transaction;
•	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the transaction to us; and
•	any other information regarding the Related Person Transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our Disinterested Directors will review all relevant information available to it about a Related Person Transaction. Our Disinterested Directors may approve or ratify the Related Person Transaction only if they determine that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. Our Disinterested Directors may, in their sole discretion, impose such conditions as they deem appropriate on us or the Related Person in connection with approval of the Related Person Transaction.

Following the creation of our Audit Committee in June 2013, the Audit Committee makes all determinations under the Related Person Transaction Policy instead of our Disinterested Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of Exchange Act, requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common shares and other Asterias equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2017.

PROPOSAL NO. 3 - RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board has selected OUM & Co., LLP (“OUM”) as our independent registered public accountants. The Board proposes and recommends that the shareholders ratify the selection of the firm of OUM to serve as our independent registered public accountants for the fiscal year ending December 31, 2018. Approval of the selection of OUM to serve as our independent registered public accountants requires the affirmative vote of a majority of the common shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of OUM to audit our consolidated financial statements.

We expect that a representative of OUM will be present at the Meeting, in person or by conference telephone, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

OUM served as our independent registered public accountants and audited our annual financial statements for the fiscal years ended December 31, 2017 and 2016.

Vote Required

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of OUM as our independent registered public accountants.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF OUM AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

The following table sets forth the aggregate fees billed to Asterias during the fiscal years ended December 31, 2017 and 2016 by OUM, the Company’s independent registered public accounting firm:

	Fiscal 2017	Fiscal 2016
Audit Fees(1)	$369,503	$389,505
Audit Related Fees(2)	—	—
Tax Fees(3)	—	—
Total Fees	$369,503	$389,505
(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Asterias’ consolidated annual financial statements included in our Annual Report on Form 10-K and review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Asterias’ consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to non-routine SEC filings.
(3)	Tax Fees were billed for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee has considered whether the provisions of services described in the table above are compatible with maintaining auditor independence. Our Audit Committee requires pre-approval of all audit and non-audit services in one of two methods, and each of the permitted non-auditing services described above has been pre-approved by the Audit Committee. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to Asterias’ management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Chairman of the Audit Committee has the authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm, provided that all pre-approvals by the Chairman must be presented to the full Audit Committee at its next scheduled meeting.

The prior approval of the Board of Directors is required for the engagement of our auditors to perform any non-audit services for us. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Board of Directors, except to the extent otherwise permitted by applicable SEC regulations.

PROPOSAL NO. 4 - ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, added Section 14A to the Exchange Act, which enables our stockholders to vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement. This proposal, sometimes called “say-on-pay,” gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. Accordingly, our Board of Directors is asking our shareholders to cast a non-binding advisory vote “FOR” the following resolution at the Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, the compensation tables and accompanying narrative disclosure.”

Because your vote is advisory, it will not be binding upon our Board of Directors, it will not overrule any decision by the Board and it will not create or imply any additional fiduciary duties on the Board or any member thereof. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. In 2016, our stockholders voted, and our Board determined, to hold a “Say-on-Pay” vote every two years and, therefore, our next say-on-pay vote is expected to take place at our 2020 annual meeting of stockholders.

Vote Required

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the executive compensation of our Named Executive Officers, on an advisory basis.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSALS OF STOCKHOLDERS

Stockholders who intend to present a proposal for action at our 2019 Annual Meeting of Stockholders must notify our management of such intention by notice received at our principal executive offices not later than January 1, 2019 for such proposal to be included in our proxy statement and form of proxy relating to such meeting. However, that if the date of our next annual meeting is more than thirty (30) days before or more than sixty (60) days after the one-year anniversary date of our 2018 Annual Meeting of Stockholders, a notice by the stockholder to be timely must be delivered, or mailed and received, at our principal executive offices, not later than the ninetieth (90th) day prior to the Annual Meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of the Annual Meeting was first made. In no event shall any adjournment of the next Annual Meeting or the announcement thereof commence a new time period for the giving of timely notice as described above. All notices from stockholders who intend to present a proposal for action at our 2019 Annual Meeting must contain the information required by Article II, Section 2 of our Bylaws.

ANNUAL REPORT

Our Annual Report on Form 10-K, as amended, filed with the SEC for the fiscal year ended December 31, 2017, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of Asterias.

We may deliver only one annual report and proxy statement to multiple shareholders sharing an address, unless we receive notice from the instructions to the contrary from those shareholders. We will deliver separate copies of the proxy statement and annual report to each shareholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of the proxy statement or annual report, you may contact us by telephone at (510) 456-3800, or by mail at 6300 Dumbarton, Fremont, California, 94555; Attention: c/o Corporate Secretary. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the proxy statement and annual report but would prefer to receive a single copy instead.

By Order of the Board of Directors,

Ryan D. Chavez
Chief Financial Officer, General Counsel and Corporate Secretary

April 30, 2018

HOW TO ATTEND THE ANNUAL MEETING

If you plan on attending the Annual Meeting in person, we encourage you to email us in advance at InvestorRelations@asteriasbio.com, so that we can add your name to the list of attendees for building security purposes.

If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), your name will appear on our shareholder list. You will be admitted to the Annual Meeting upon showing your proxy card, driver’s license, or other identification. You will be required to show a valid state issued identification card to enter the building where the annual meeting is held.

If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) your name will not appear on our shareholder list. If you plan to attend the Annual Meeting, you should ask your broker for a “legal proxy.” You will be admitted to the Annual Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your proxy statement, but that form can only be used by your broker to vote your shares, and it is not a “legal proxy” that will permit you to vote your shares directly at the Annual Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own shares of Asterias. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Annual Meeting, the proxy form that accompanied your proxy statement.

APPENDIX A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
ASTERIAS BIOTHERAPEUTICS, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

The undersigned, Ryan D. Chavez, Chief Financial Officer and General Counsel of Asterias Biotherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware, on behalf of said corporation, hereby certifies as follows:

FIRST:   The name of the corporation is Asterias Biotherapeutics, Inc. (the “Corporation”).

SECOND:   Pursuant to an affirmative vote of the Corporation’s stockholders on June 20, 2018, the Corporation wishes to amend its Certificate of Incorporation so as to increase the number of authorized shares of its capital stock.

THIRD:   To accomplish the amendment referred to in Paragraph SECOND above, the opening recital of Article 4 and Article 4.1.1 of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated as follows:

Article 4
CAPITAL STOCK

The corporation is authorized to issue two classes of stock, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is Two Hundred Million (200,000,000). The Common Stock shall be divided into series as provided in Section 4.1. The number of shares of Preferred Stock which the corporation is authorized to issue is Five Million (5,000,000), with a par value of $0.0001 per share. The Preferred Stock shall be issuable in series as provided in Section 4.2.

4.1	Common Stock

      4.1.1   Shares and Series. One Hundred Twenty-Five Million (125,000,000) shares of Common Stock with a par value of $0.0001 per share will be of a series designated Series A Common Stock, and Seventy Five Million (75,000,000) shares of Common Stock with a par value of $0.0001 per share will be of a series designated Series B Common Stock.

Each share of Series A Common Stock will be identical in all respects and will have equal rights, powers and privileges. All shares of Series A Common Stock acquired by the corporation, whether upon purchase, exchange, or otherwise, will be authorized but unissued shares of Series A Common Stock and may be reissued by resolution of the board of directors of the corporation.

Each share of Series B Common Stock will be identical in all respects and will have equal rights, powers and privileges. All shares of Series B Common Stock acquired by the corporation, whether upon purchase, exchange, or otherwise, will be authorized but unissued shares of Series B Common Stock and may be reissued by resolution of the board of directors of the corporation.

FOURTH:   This Certificate of Amendment and the foregoing amendment to the Certificate of Incorporation of the Corporation were duly authorized in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this [   ] day of [   ] 2018 and hereby affirms under penalties of perjury that the statements contained herein are true.

ASTIERIAS BIOTHERAPEUTICS, INC.

By:
Ryan D. Chavez,
Chief Financial Officer and General Counsel

A-1

ASTERIAS BIOTHERAPEUTICS, INC.
6300 DUMBARTON CIRCLE
FREEMONT, CA 94555

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/19/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/19/2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All ☐ Withhold All ☐ For All Except ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

1. Election of Directors

Nominees

01 Andrew Arno	02 Don M. Bailey	03 Stephen L. Cartt	04 Alfred D. Kingsley	05 Richard T. LeBuhn
06 Aditya Mohanty	07 Michael H. Mulroy	08 Natale S. Ricciardi	09 Dr. Howard I. Scher, MD	10 Michael D. West, PhD

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000379809_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement, Shareholder Letter is/are available at https://materials.proxyvote.com/04624N

ASTERIAS BIOTHERAPEUTICS, INC.
Annual Meeting of Shareholders
June 20, 2018 8:30 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Michael H. Mulroy and Ryan Chavez, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock held of record by the undersigned on April 23, 2018, which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of ASTERIAS BIOTHERAPEUTICS, INC., to be held at 8:30 a.m. on June 20, 2018, at the offices of Dentons US LLP, at 1221 Avenue of the Americas, New York, NY 10020-1089, 24th Floor in the Tribeca Conference Room, and at any adjournments or postponements thereof, as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE SHARES PRESENTED BY THIS PROXY WILL BE VOTED "FOR" ALL THE NOMINEES SET FORTH IN PROPOSAL 1, AND "FOR" PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.

0000379809_2 R1.0.1.17

Continued and to be signed on reverse side